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As filed with the U.S. Securities and Exchange Commission on February 11, 2016

Registration No. 333-209140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Silver Run Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	47-5381253 (I.R.S. Employer Identification Number)

1000 Louisiana Street, Suite 1450
Houston, TX 77002
(713) 357-1400
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Stephen S. Coats
Secretary
Silver Run Acquisition Corporation
1000 Louisiana Street, Suite 1450
Houston, TX 77002
(713) 357-1400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Jennifer A. Bensch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Paul D. Tropp, Esq. Freshfields Bruckhaus Deringer US LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 277-4000 Fax: (212) 277-4001

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, 16(b) or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits.    The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
3.1	Certificate of Incorporation.*
3.2	Certificate of Amendment to the Certificate of Incorporation.*
3.3	Form of Amended and Restated Certificate of Incorporation.*
3.4	Bylaws.*
4.1	Specimen Unit Certificate.**
4.2	Specimen Class A Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Weil, Gotshal & Manges LLP.**
10.1	Promissory Note, dated November 6, 2015, issued to Silver Run Sponsor, LLC.*
10.2	Form of Letter Agreement among the Registrant and its officers and directors and Silver Run Sponsor, LLC.*
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.4	Form of Registration Rights Agreement among the Registrant and certain security holders.*
10.5	Securities Subscription Agreement, dated November 6, 2015, between the Registrant and Silver Run Sponsor, LLC.*
10.6	Form of Sponsor Warrants Purchase Agreement between the Registrant and Silver Run Sponsor, LLC.*
10.7	Form of Indemnity Agreement.*
10.8	Form of Administrative Support Agreement between the Registrant and Riverstone Equity Partners LP.*
14.1	Form of Code of Ethics.*
23.1	Consent of WithumSmith+Brown, PC.*
23.2	Consent of Weil, Gotshal & Manges LLP (to be included in Exhibit 5.1).**
24.1	Power of Attorney (included on signature page of this Registration Statement).*
99.1	Form of Audit Committee Charter.*
99.2	Form of Compensation Committee Charter.*
99.3	Consent of William Gutermuth.*
99.4	Consent of Jeffrey Tepper.*
99.5	Consent of Diana Walters.*

*
Previously filed.

**
Filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 11th day of February, 2016.

SILVER RUN ACQUISITION CORPORATION
By:	/s/ MARK G. PAPA Mark G. Papa Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ MARK G. PAPA Mark G. Papa	Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2016
/s/ THOMAS J. WALKER Thomas J. Walker	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2016

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EXPLANATORY NOTE
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES